Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated March 1, 2024

(To Preliminary Prospectus dated February 29, 2024)

Registration Statement No. 333-276124

NEONC TECHNOLOGIES HOLDINGS, INC.

This free writing prospectus relates only to the initial public offering of shares of common stock of NeOnc Technologies Holdings, Inc. (the “Company”) and should be read together with the preliminary prospectus dated February 29, 2024 (the “Preliminary Prospectus”) included in Amendment No. 4 to the Registration Statement (“Amendment No. 4”) on Form S-1 (File No. 333-276124) relating to the offering of such securities. Amendment No. 4 may be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1979414/000182912624001215/neonctechnologies_s1a4.htm

NeOnc Technologies Holdings, Inc. (the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you a copy of the Preliminary Prospectus if you request it from: Loop Capital Markets LLC, Attn.: Sidney Dillard, 111 West Jackson Blvd., Suite 1901, Chicago, Illinois 60604, by telephone at (312) 356-5008 or by email at sidney.dillard@loopcapital.com. U.S. residents only.

NEONC

TECHNOLOGIES HOLDINGS, INC.

*Removing Barriers to Effective Neuro-Drug Delivery*

Filed Pursuant to Rule 433
Registration No. 333- 276124
Relating to Preliminary Prospectus Dated 2/29/2024

Issuer Free Writing Prospectus

March 2024

# Important Cautions Regarding Forward Looking Statements

This document does not constitute or form part of an invitation or recommendation to subscribe for or purchase any securities. The distribution may be restricted by law in certain jurisdictions and persons into whose possession this document comes should inform themselves about, and observe, any such restriction. Any failure to comply with these restrictions may constitute a violation of the laws of any such jurisdiction. NeOnc Technologies Holdings, Inc. ("NeOnc", "Company," "our" or "ours") shall not have any responsibility for any such violations. Any decision to purchase or subscribe for securities in any offering must be made solely on the basis of the information issued in connection with such offering.

This document was prepared exclusively for the benefit and internal use of investors to evaluate the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure to any other party. This document is incomplete without reference to and should be viewed solely in conjunction with, the oral briefing provided by the Company. This presentation may not be used for any other purpose without the prior written consent of the Company. In preparing this document, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us or otherwise reviewed by us. We do not represent that such information is accurate or complete, and it should not be relied on as such. Any opinions expressed herein reflect our judgment at this date, all of which are accordingly subject to change.

We have based the forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us and our affiliate companies with respect to specific factors identified in this presentation and the Company's filings with the U.S. Securities Exchange Commission, and which may cause our actual results, levels of activity, performance or achievements expressed or implied by such forward-looking statements differ materially from those currently anticipated in such statements.

This presentation has been prepared by the Company for informational purposes only and not for any other purpose. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

THIS PRESENTATION AND ANY OTHER INFORMATION THAT MAY BE FURNISHED BY US INCLUDES OR MAY INCLUDE CERTAIN STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS OF THE COMPANY WITH RESPECT TO THE ANTICIPATED FUTURE PERFORMANCE OF THE COMPANY. SUCH STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS REFLECT VARIOUS ASSUMPTIONS OF MANAGEMENT THAT MAY OR MAY NOT PROVE TO BE CORRECT AND INVOLVE VARIOUS RISKS AND UNCERTAINTIES.

The Company has filed a registration statement on Form S-1 (Registration No. 333- 276124) with the Securities and Exchange Commission (the "Commission") for the offering to which this presentation relates. Before you invest, you should read the registration statement and other documents that we have filed with the Commission for more complete information about us and the offering.  You may get these documents for free by visiting EDGAR on the Commission's website at www.sec.gov.

# Free Writing Prospectus Statement

This presentation has been prepared by the Company for informational purposes only and not for any other purpose. This presentation is not a prospectus and is not an offer to sell, nor a solicitation of an offer to buy, securities.

The Company has filed a registration statement on Form S-1 (including a preliminary prospectus) (Registration File No. 333- 276124) with the Securities and Exchange Commission (the "SEC") for the offering to which this presentation relates. The registration statement has not yet become effective.

The Company's securities may not be sold, nor may offers to buy the Company's securities be accepted, prior to the time the registration statement becomes effective.

Before you invest, you should read the preliminary prospectus and the other documents that the Company files with the SEC for more complete information about the Company and this offering.

You may obtain these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus may be obtained from the Book Running Manager of the IPO listed on the following slide.

© NeOnc Technologies Holdings, Inc. 2022-2024. All Rights Reserved. Proprietary & Confidential. Product of CMA. 022924

2

# Initial Public Offering Summary

| | |
|---|---|
| **Issuer** | NeOnc Technologies Holdings, Inc. |
| **Proposed Exchange & Ticker** | Nasdaq Global Market: NTHI |
| **Transaction Size** | 6,000,000 Shares of Common Stock |
| **Over-Allotment Option** | 15% |
| **Price Per Share** | $11.25 - $13.75 |
| **Offering Amount** | $75 million (based on the midpoint of price per share) |
| **Sole Book Running Manager** | Loop Capital Markets |
| **Co-Managers** | Maxim Group LLC<br>Brookline Capital Markets |
| **Common Stock Currently Outstanding** | 16,560,000 Shares |
| **Use of Proceeds** | • Clinical Trials<br>• Research & Development<br>• Bridge Note<br>• General Corporate Purposes & Working Capital<br>  ◦ Financial Advisor Fee<br>  ◦ Settlement Payment<br>  ◦ License Agreement Fees<br>  ◦ Accrued Salaries |

Please See Preliminary Prospectus for Complete Details

3

# Introduction

**NeOnc is a clinical stage life sciences company.**

Focused on development & commercialization of central nervous system (**CNS**) therapeutics.

**Our platform technology has produced a portfolio of novel drug candidates & delivery methods.**

Designed to address the persistent challenge in overcoming the **blood-brain barrier** (BBB).

**Several published studies** indicate their potential viability as a delivery vehicle for chemo-therapeutics and ability to effect brain cancer treatment.

**IP portfolio protected by patents extending to 2031 – 2038.**

Includes conjugates & formulations with FDA-approved drugs.

**Multi-billion-dollar, high-growth addressable markets.**

Great unmet need supports commercial launch.

Phase I & II

**First three therapeutics in Phase I & II clinical trials** for malignant glioblastomas (GBM) and Meningiomas.

Advancing under FDA Fast-Track & Investigational New Drug status.

4

Use of Proceeds Allocation



32%
Clincial Trials
$23.7M
13%
Bridge Note
$10.0M
$75M
Research &
Development
$11.4M
15%
General Corporate Purposes
& Working Capital
$29.9M
40%

Plus 15% Greenshoe

5

# The Need

NEONC TECHNOLOGIES HOLDINGS, INC.

**1 Million**

Americans Living with a Primary Brain Tumor

**13,657** are Children

**28%**

of Brain Tumors are Malignant (Cancerous)

**#1**

Brain Tumors are the Leading Cause Of Cancer-Related Death Among Children

**94,390**

New Primary Brain Tumors Diagnosed This Year

**3,920** in Children

**18,990**

Patients Expected to Lose Their Life Due to Malignant Brain Tumors This Year

**1-in-143**

Your Odds of Developing Brain Cancer if You're Male

**1-in-188** if Female

Source: National Brain Tumor Society estimated figures as of Nov. 2023. Children = Ages 0-14

6

# The Challenge

## 13,400

or **14.2%** of Newly Diagnosed Brain Tumors this Year will be **Malignant Glioblastomas** (GBM).[1]

## 10,000

Still Die from GBM Every year Despite Advanced Surgeries, Radiation Treatments, and New Chemotherapies.[2]

## 8 Months

Median Survival Rate, Making GBM Among the **Most Lethal** of Brain Cancers.[1]

While the FDA has approved many drugs for treating Malignant Glioblastomas (GBM), **survival rates remain low with no significant improvement in prognosis over past 50 years.**

### Lack of Progress Primarily Due to Natural Resistance Mechanisms that Limit Efficacy of GBM Treatments

**Therapeutics cannot enter** Central Nervous System (CNS) due to blood-brain barrier (BBB).

**Heterogeneity** of GBMs contributes to therapeutic resistance by preventing adequate control of the entire tumor mass by a single drug.

**Natural brain responses** counteract tumor-targeting medications.

**Stem cell-like characteristics** of GBMs have resistance to current standard treatment options:

| Treatment | Resistance Mechanism |
|---|---|
| **Chemotherapy** | Upregulation of Efflux Transporters |
| **Radiation** | Promotion of Glioblastoma Stem Cell Proliferation In Neurogenic Zones |
| **Immunotherapy** | Immune Suppression |

**Metabolic cascades** in GBMs prevent effective treatments through:

- Optimization of glucose use.
- Alternative nutrient precursors for energy production.
- Induction of hypoxia to enhance tumor growth.

Source: Challenges in the Treatment of Glioblastoma: Multisystem Mechanisms of Therapeutic Resistance, Aug. 2018

1) National Brain Tumor Society estimates as of Nov. 2023.
2) Braintumer.org. 2023 estimates.

7

# Our Solution: NEO100

- **NEO100,** our first drug candidate, represents the foundation of our **NEO™ platform** for developing novel drugs & delivery methods that address these challenges.
- NEO100 is a novel patented composition of matter produced by our **proprietary synthesis** of **Perillyl Alcohol** (POH).
- **POH is a naturally occurring substance** found in the essential oils of various plants, such as citrus and peppermint. FDA-approved as a food flavoring agent.
- Our proprietary, patented technology involves the derivatization of POH with a crystalline intermediate. This enables the production of **ultra-pure, pharmaceutical-grade NEO100**.


OH
$H_3C$
$CH_2$



**NEO100 –** Our proprietary synthesis of Perillyl Alcohol (POH)


NEO100

**Our patented NEO100 is Designed to Enable the Delivery of Therapeutics to the Brain for the Treatment of CNS-based Diseases.**

8

# NEO100 is Designed to Enable Several Potentially Beneficial Applications & Actions[1]

**Act as a regulator** for neurologic pathways associated with tumor cell growth.

**When delivered intranasally**, its small molecular size should allow it to bypass the Blood Brain Barrier (BBB).

**When delivered intra-arterially,** it may create a temporary opening in the BBB, allowing larger molecule therapeutics to pass through.

**In high concentrations** may act as a therapeutic for brain cancers.



**In low concentrations** to act as solvent for traditional large molecule therapeutics, which should enable them to bypass the BBB.



**Conjugate with other CNS therapeutics** to create compound formulations that may be capable of BBB penetration & greater therapeutic effect.

1) Based on animal models.

9

# NEO100 Potential Mechanism of Action


NEO100
1
2
3
RAS Oncoprotein Inhibition
Na/K-ATPase Inhibition
Cytoplasmic Membrane Disruption
Electrolyte Imbalance ($Na^{+}$, $K^{+}$, $Ca^{++}$)
Endoplasmic Reticulum Stress (Unfolded Protein Response)
Cell Cycle Arrest
Apoptosis (Cell Death)

10

# What is the Blood Brain Barrier?

**Blood-Brain Barrier (BBB)** is a semipermeable barrier of endothelial cells.

**Controls how soluble substances** circulating in the blood stream cross into the central nervous system (CNS).

**Highly selective & intricate:**

- **Allows oxygen and nutrient molecules** to pass through to the brain.
- **But prevents passage of potentially harmful molecules,** such as pathogens and hydrophilic (water-soluble) molecules that could carry disease.

**However, the BBB also creates a barrier** to delivering potentially lifesaving therapeutics.


Tight Junction
(permits small molecule transfer and blocks large molecule transfer)
Brain tissue
Blood-brain barrier
Blood Vessel

11

# Intranasal Delivery

- **Our intranasal** (nose) delivery method is designed to allow drugs to bypass the BBB and enter the brain through the **olfactory or trigeminal nerves**.
- **Intranasal drug delivery is non-invasive:** Can be easily administered by or for the patient, and thereby can potentially reduce treatment costs and improve treatment efficacy.
- Intranasal delivery can also potentially enable **rapid onset of action** and avoidance of first-pass metabolism efficacy decrease.

***NEO100 intranasal delivery is anticipated to provide Oncology Physicians & CNS Chemo-therapeutic Manufacturers the vehicle they have long sought to impact the efficacy of their treatment protocols.***

**A Nose Mask & Nebulizer Are Used for Intranasal Delivery of Therapeutics**

**Small molecule therapeutics aerosols** are created to pass through the olfactory mucosa to CNS connected nerve tissue.

**Once in the nerve pathway,** such small molecule therapeutics may be picked up by the brain's **Cerebrospinal fluid (CSF)**, thereby bypassing the BBB.

The **CSF** surrounds the brain tissue, potentially allowing small-molecule therapeutics to reach a targeted disease site, such as a GBM tumor.



Blood Brain Barrier (BBB)
Brain Tumor
Olfactory Nerve
Nasal Cavity
Microemulsion Droplets Containing Drug Molecules

12

# NEO212 – Our First Drug Bioconjugate

NEONC TECHNOLOGIES HOLDINGS, INC.

**NEO212™ is Our First Drug Conjugate & Second Product Candidate**

- **Novel hybrid compound,** with **NEO100** covalently conjugated (connected) to **Temozolomide** (TMZ), an alkylating agent.
- FDA-approved TMZ is considered current standard of chemotherapeutic care for patients with Glioblastoma (GBM).

**Purpose**

- **Designed to more efficiently penetrate** the BBB and deliver a ***"double punch"*** against malignant brain lesions.
- **NEO212 offers an intriguing feature:** a bioconjugated NEO100-TMZ could have a greater therapeutic impact than a simple mix of NEO100 with TMZ.

**NEO212 Bioconjugated Molecule**



Carbamide Bond
NEO100
Temozolomide
(TMZ)

**Status**

- NEO212 has completed preclinical testing with investigational new drug (IND) application approved by FDA.
- Now with IND approval, clinical trials can begin with primary and secondary malignant brain cancer types, testing both oral & intranasal delivery.

13

# NEO212 Theoretical Mechanism of Action

**NEO212:** Novel hybrid compound, with **NEO100** bonded to **Temozolomide** (TMZ), an FDA-approved alkylating agent.


NEO212™
Carbamide Bond
NEO100
Temozolomide
(TMZ)
Alcohol
Dehydrogenase
PALD
PA
PH>7
+H2O
MTIC
5-(3-Methyl-1-triazeno)imidazole-4-carboxamide
AIC
5-aminoimidazole-4-carboxamide (AIC)
Methyldiazonium
Ion
Endoplasmic Reticulum
(ER) Stress
Apoptosis
(Tumor Cell Death)
DNA
Methylation

14

# Our Therapeutic Solutions Address High Growth Global Markets

NEONC TECHNOLOGIES HOLDINGS, INC.

Global central nervous system (CNS) treatment market growing at **9.4%** CAGR to **$166.5 billion** by 2028. [1]

Global brain tumor drug market growing at CAGR of **9.0%** to **$4.4 billion** by 2029 [2]

**Major Market Drivers**

- Increased disease incidence with aging population.
- Growing FDA approval for novel therapy and combination therapy.
- Radiation therapy accounts for 38% of the brain cancer treatment market, with drug treatment still second mostly due to current inefficiencies of drug delivery. [3]



CNS Treatment Market
Global, USD Billions 1
$166.5B
9.4%
CAGR
$89.0B
2021
2028



Brain Tumor Drug Market
Global, USD Billions 2
$4.4B
9.0%
CAGR
$2.4B
2022
2029

1) Fortune Business Insights, January 2022
2) Fortune Business Insights December 2022
3) Grand View Research Report

15

# GBM Treatment Market Opportunity

**Malignant Glioblastoma Multiforme (GBM)** drug market expected to grow at 12.7% CAGR to **$2.3B** by 2029.[1]

Market driven by:

- Rising geriatric population.
- Growing incidence cases.
- Strong pipeline of new products.[1]

**GBM accounts for more than 50%** of all primary malignant brain tumors.[2]

By creating a more effective delivery mechanism for GBM drug therapy, we believe **we can significantly impact market demand in this sector.**

**GBM Drug Market Outlook**

Global, USD Billions[1]


$0.9B
$2.3B
12.7% CAGR
2021
2029

1) iHealthcare Analyst October 2022
2) Braintumor.org, 2023 Glioblastoma Facts & Figures

16

# Development & Clinical Pipeline

Important Disclaimer: This development & clinical pipeline is subject to regulatory approval, risk and uncertainties, as well as potential changes to the pipeline and other factors that are beyond our control.

| Drug Candidate | Application | Indication | Preclinical | IND Enabling* | FDA Authorized Clinical Trials | | | Commercialization |
|---|---|---|---|---|---|---|---|---|
| | | | | | Phase I | Phase II | Phase III | |
| NEO100-01 | Intranasal | Recurrent Grade III & Grade IV Astrocytoma Brain Cancer w/ IDH1 Mutation | | | | Phase 2a | | |
| NEO100-02 | Intranasal | Meningioma Brain Tumors | | | | Phase 2 | | |
| NEO212 | Oral | All Brain Tumors | | | Phase 1 | | | |
| NEO100-03 Pediatric Application | Intranasal NEO100 & Combined with Chemotherapy | Pediatric Brain Tumors | | IND Filed | | | | |

* IND Enabling: Research to establish whether a compound is reasonably safe for initial use in humans and exhibits pharmacological activity that justifies commercial development.

***Our Clinical Pipeline Continues to Expand to Include Other Applications of NEO100 & NEO212***

17

# Our Expanding IP Portfolio of Global Patents Creates Competitive Barriers to Entry

NEONC TECHNOLOGIES HOLDINGS, INC.

**U.S. Patents**

**28** Patents Issued

**14** Patents Pending

**International Patents**

**65** Patents Issued

**28** Patents Pending

USC University of Southern California

## NEO™ is a First-of-its-kind Platform

### Protected By Patents in the U.S., Canada, China, UK & EU

- **Patents cover agent composition & methods of use,** including enhanced methods designed to deliver pharma-based therapeutics to the brain.
- **Patents secured under exclusive global licensing agreement with USC.** USC/NeOnc license is considered USC's largest IP license for commercialization of chemotherapies related to brain & CNS diseases.[1]
- **Biotechnology breakthroughs** based on research and development at USC led by NeOnc CEO, Dr. Chen.
- **Platform technology has produced an IP portfolio of novel drug candidates**, including conjugates and formulations of FDA-approved drugs, with patents extending to 2031-2038.

## Composition & Method Claims

Issued & Pending Patent Applications

**NEO100 Ultrapure POH** – Issued patents expiring in 2031: U.S., Canada, UK, EU and China.

**POH Conjugates such as Temozolomide NEO212 or Rolipram NEO214** – Issued patents expiring in 2031**:** U.S., UK, EU and Japan.

**NEO400 POH conjugated to linoleic acid** – Anticipated expiration of pending applications in 2031 U.S., EU and China.

**NEO412 POH conjugates with fatty acid and a compound such as Temozolomide / Rolipram** – Issued patents expiring in 2036: U.S., UK, EU, China, Japan and Australia.

**NEO218 POH conjugated to bromopyruvate** – Issued U.S. patent expiring in 2037; Anticipate same expiration for pending applications in China, EU and Japan.

**NEO216 POH conjugated to Valproic Acid** – Anticipate expiration of pending applications in 2038: U.S., EU, and China.

1) USC article published Oct. 19, 2023: USC Licensing Agreement Reached with Faculty-led & Founded Company: USC Licensing Agreement Considered Largest IP Transfer for Commercialization of Chemotherapies Related to Brain and CNS Disease

18

# NEO100 Phase I Clinical Trial Results

NEONC TECHNOLOGIES HOLDINGS, INC.

**Initiated:** April 2017

**Length**: 2 years

**Size:** 12 patients

**Locations:** Cleveland Clinic; University of Washington/Seattle; University of Wisconsin; and University of Southern California

**Protocol**

- Patients were divided into four groups and given varying dosages of NEO-100 intranasally four times a day (384 mg, 576 mg, 768 mg, 1152 mg)
- Patients stayed in the trial for as long as there was no disease progression.

**Patient Criteria**

- Confirmed progression or recurrent grade IV Glioma.
- On a stable steroids dose for at least 5 days.
- **Failed previous radiation & Temozolomide treatment.**
- 18 years of age or older.
- ECOG performance status of 0–2.

Alternatively:

- Karnofsky's performance status ≥60.
- Expected survival rate of at least 3 months.
- Showed baseline MRI with gadolinium within two weeks of trial.
- Seizures were controlled on a stable dose of anti-epileptics for two weeks prior to enrollment.

**Conclusions**

- **30%** of patients showed **no disease progression** after 6 months.
- **~80% survival rate after 10 mo.** with patients who received a minimum of five cycles.
- **Complete remission** of disease at 2-year mark with one patient.
- Patient who continued to receive NEO100 treatment **still alive at 3-year mark**.
- **Therapy well tolerated** — only minor side effects (i.e., fatigue, headaches & runny nose).
- **Overall survival rate and survival time with NEO100 was significantly higher** vs. similar GBM studies of traditional chemotherapeutic drugs & delivery methods.



Neuro-Oncology Advances

3(1), 1–9, 2021 | doi:10.1093/noajnl/vdab005 | Advance Access date 12 February 2021

Phase I trial of intranasal NEO100, highly purified perillyl alcohol, in adult patients with recurrent glioblastoma

Axel H. Schönthal, David M. Peereboom, Naveed Wagle, Rose Lai, Anna J. Mathew, Kyle M. Hurth, Vincent F. Simmon, Steven P. Howard, Lynne P. Taylor, Frances Chow, Clovis O. da Fonseca, and Thomas C. Chen

*Department of Molecular Microbiology and Immunology, Keck School of Medicine, University of Southern California, Los Angeles, California, USA (A.H.S.); Department of Medical Oncology, Cleveland Clinic, Cleveland, Ohio, USA (D.M.P.); Department of Oncology, Providence St. Johns Medical Center, Santa Monica, California, USA (N.W.); Department of Neurology, Keck School of Medicine, University of Southern California, Los Angeles, California, USA (R.L., F.C.); Department of Pathology, Keck School of Medicine, University of Southern California, Los Angeles, California, USA (A.J.M., K.M.H., T.C.C.); NeOnc Technologies, Inc., Los Angeles, California, USA (V.F.S., C.O. da F., T.C.C.); Department of Radiation Oncology, University of Wisconsin, Madison, Wisconsin, USA (S.P.H.); Department of Medicine, University of Washington, Seattle, Washington, USA (L.P.T.); Department of General and Specialized Surgery, Antonio Pedro University Hospital, Fluminense Federal University, Niterói, Rio de Janeiro, Brazil (C.O. da F.); Department of Neurological Surgery, Keck School of Medicine, University of Southern California, Los Angeles, California, USA (T.C.C.)*

**Corresponding Author:** Thomas C. Chen, MD, PhD, 1200 N. State St., Suite 3300, Los Angeles, CA 90033, USA (Thomas.Chen@med.usc.edu).

Abstract

**Background.** Better treatments for glioblastoma (GBM) patients, in particular in the recurrent setting, are urgently needed. Clinical trials performed in Brazil indicated that intranasal delivery of perillyl alcohol (POH) might be effective in this patient group. NEO100, a highly purified version of POH, was current good manufacturing practice (cGMP) manufactured to evaluate the safety and efficacy of this novel approach in a Phase I/IIa clinical trial in the United States.

**Methods.** A total of 12 patients with recurrent GBM were enrolled into Phase I of this trial. NEO100 was administered by intranasal delivery using a nebulizer and nasal mask. Dosing was 4 times a day, every day. Four cohorts of 3 patients received the following dosages: 96 mg/dose (384 mg/day), 144 mg/dose (576 mg/day), 192 mg/dose (768 mg/day), and 288 mg/dose (1152 mg/day). Completion of 28 days of treatment was recorded as 1 cycle. Adverse events were documented, and radiographic response *via* Response Assessment in Neuro-Oncology (RANO) criteria was evaluated every 2 months. Progression-free and overall survival were determined after 6 and 12 months, respectively (progression-free survival-6 [PFS-6], overall survival-12 [OS-12]).

**Results.** Intranasal NEO100 was well tolerated at all dose levels and no severe adverse events were reported. PFS-6 was 33%, OS-12 was 55%, and median OS was 15 months. Four patients (33%), all of them with isocitrate dehydrogenase 1 (IDH1)-mutant tumors, survived >24 months.

**Conclusion.** Intranasal glioma therapy with NEO100 was well tolerated. It correlated with improved survival when compared to historical controls, pointing to the possibility that this novel intranasal approach could become useful for the treatment of recurrent GBM.

**Published study results** correlated NEO100 with improved survival vs. historical controls

**Demonstrated NE0100 could become a viable treatment** for recurrent GBM.

Source: Neuro-Oncology, September 2020: NEO100 enables brain delivery of blood-brain barrier impermeable therapeutics.

19

# NEO100 Phase I Survival Data

## NEO100 OVERALL SURVIVAL RATES



Survival %
OS12 55%
MEDIAN OS
OS24 37%
100
80
60
40
20
0
5
10
15
20
25
Months Following Start of Treatment

Chart shows the survival rate of all patients within first 24 months of the trial.

Shows specific highlights of survival at 12 months (OS-12) and 24 months (OS-24) vs. Median Overall Survival (OS) rate at 15 months.

## NEO100 TREATMENT CYCLE SURVIVAL RATES



Survival %
100
80
60
40
20
0
5
10
15
20
25
COMPLETED MORE THAN 5 TREATMENT CYCLES
COMPLETED LESS THAN 5 TREATMENT CYCLES
Months Following Start of Treatment

Chart shows survival rate of all patients in first 24 months based on number of treatment cycles.

**Patients who completed more than 5 cycles of NEO100 treatment demonstrated higher survival rate.**

## NEO100 TREATMENT OF PATIENTS WITH IDH1 MARKER



Survival %
100
80
60
40
20
0
5
10
15
20
25
HAS IDH1 MUTATIONS
NO IDH1 MUTATION
Months Following Start of Treatment

Chart shows survival rate of patients based on indication of **IDH1 biomarker** in patient profile.

**Studies demonstrate that patients with IDH1 do better with disease resistance.**

**Results Demonstrate Greater Survival Rates with NEO100, Particularly for Patients Receiving Additional Treatments Cycles and Those with IDH1 Marker**

Source Report: NEO100 enables brain delivery of blood-brain barrier impermeable therapeutics, September 2, 2020.

20

Before & After NEO100 Treatment

NEONC TECHNOLOGIES HOLDINGS, INC.


January 2023
WSM RADIOLOG - WSM
HEAD^ROUTINE
1/26/2023
60004922766
Age/Sex:041Y/F
Series #:102
Image #:105/180
1.20 mm
Tra>Cor 6
>Sag 4
R
F
1
TRTR 1570
TETE 2.51
ww/wl 424/351
Zoom:90.2%


October 2023
WSM RADIOLOG - WSM
HEAD^ROUTINE
10/5/2023
60004922766
Age/Sex:042Y/F
Series #:102
Image #:118/201
1.20 mm
Tra>Sag 2
>Cor 0
R
F
1
TRTR 1570
TETE 2.51
ww/wl 408/349
Zoom:90.2%

Brain Scan Shows Significant Tumor Reduction at Nine Months Following Treatment with NEO100

21

# NEO100 Phase I Survival Rate vs. Standard of Care for Recurrent High-grade Gliomas

NEONC TECHNOLOGIES HOLDINGS, INC.



NEO 100 Phase I SURVIVAL
vs. Standard of Care
Overall Survival %
100
50
0
OS-12
OS-24
58%
49%
30%
24%
NEO100: 37%
IV Bevacizumab 15%
Surgical Resection 7%
Oral Lomustine <4%
0
6
12
18
24
Months Following Start of Treatment

**Comparison of Overall Patient Survival of Recurrent GBM Patients per Treatment Method**

Shown here are **Kaplan-Meier** curves representing the probability of survival of recurrent GBM patients undergoing different treatment regimens.

**NEO100:** Phase I study intranasal treatment results (n=12). **Shows higher survival rate with NEO100 vs. current Standard of Care.**

**Bevacizumab:** single-institution retrospective of the real-world clinical experience with (n=74).

**Surgical Resection:** survival rate for recurrent tumors (n=46), historical comparison from 1998.

**Lomustine:** Randomized Phase III trial where patients (n=65) received Lomustine orally (published 2013).

Percentages in the chart refer to OS-12 and 2-year survival (OS-24) of the different treatment regimens after diagnosis of recurrence.

22

# What Sets Us Apart

## NEO100 vs. Current Standard of Care for Recurrent High-Grade Gliomas

| | NEONC TECHNOLOGIES, INC. | vs. Current Standard of Care for Recurrent High-Grade Gliomas | | | | | |
|---|---|---|---|---|---|---|---|
| | | Repeat Surgery | Oral Lomustine | Bevacizumab (Avastin) | Novocure | Gamma Tiles | Gliadel Wafers |
| No Surgery Required[1] | ✓ | - | ✓ | ✓ | ✓ | - | - |
| Bone Marrow Unaffected | ✓ | ✓ | - | - | ✓ | ✓ | ✓ |
| Normal Wound Healing | ✓ | ✓ | - | - | ✓ | - | - |
| Radiation Not Required | ✓ | ✓ | ✓ | ✓ | ✓ | - | ✓ |
| No Systemic Side-effects[2] | ✓ | ✓ | - | - | ✓ | ✓ | ✓ |
| Easy to Administer Treatment | ✓ | - | ✓ | - | - | - | - |

***NEO100 has the Potential to Outperform the Current Standard of Care Across These Key Treatment Factors***

1) Drug dosage does not require surgery. 2) No significant systemic side-effects reported in our NEO100 Phase I clinical trial.

23

# NEO100 Phase II Clinical Trial Underway

NEONC TECHNOLOGIES HOLDINGS, INC.

**Expect Phase II to provide the data needed to advance NEO100 toward commercialization.**

**Purpose:** Determine the impact of NEO100 inhalation therapy on a sample group that has the same criteria as in the Phase I study but are also shown to have IDH1 mutations.

**Initiated:** Currently enrolling

**Trial Size:** 30 patients

**Location:** Target 12 affinity sites across U.S.

**Protocol:** Patients to be given 288 mg of NEO100 intranasally four times a day (1,152 mg total) to determine the impact on their gliomas.

**Desired Outcome:** From the data generated by the trial, we plan to seek approval from the FDA to treat IDH1 mutant tumors (Grade III & Grade IV) with NEO100.

**Rationale:** IDH1 mutant tumor patients in the trial are at least three years into treatment for gliomas—well beyond the study's benchmark of six months.

- No other GBM trial has had the same survival rate.
- Considering the modest standards for GBM drug approval (as evidenced by the approval of Avastin with a 3-month survival), we are hopeful the FDA will approve NE0100 for the market.

**Phase II Clinical Trial Affinity Sites**

USC University of Southern California

Northwell Health Cancer Institute

Ochsner Lafayette General

Wake Forest University

Cleveland Clinic

24

# NEO212 Planned Clinical Trials

NEONC TECHNOLOGIES HOLDINGS, INC.

**Received FDA Investigational New Drug (IND) approval** to initiate Phase I/II clinical trials of NEO212 administered orally for:

- Primary Brain Tumors.
- Brain Metastasis in Combination with Standard of Care Therapy.

**Planned Future Trials to evaluate NEO212:**

- **As a single agent** for patients with primary brain tumors or uncontrolled brain metastasis.
- **In combination with common standard of care treatments** for patients with colorectal, esophageal, gastric, kidney, lung, skin, head & neck and other cancer types that spread to the brain.

**Phase I (Now Underway)**
Main objective to assess the safety and preliminary efficacy of NEO212 in patients with:

- Primary brain tumors (cancers that start in the brain).
- Brain metastasis originating from solid tumors that frequently arise from cancers of the colon, esophagus, kidney, lung and skin.

**Phase II**
Safety & efficacy of single agent NEO212 evaluated in patients with primary gliomas and metastatic brain cancer.

**Phase IIb**
Safety & efficacy of NEO212 evaluated in combination with current standard-of-care treatments.

**Phase I Trial Elements:**

**Comparison** of NEO212 to temozolomide (TMZ).

**Cancer therapeutic efficacy in preclinical tumor models:** NEO212 > TMZ (up to **10x greater**), including MGMT-positive tumors.

**Systemic toxicity (e.g., myelosuppression) NEO212:** < TMZ.

**Penetration of the blood-brain barrier** (brain serum ratio: NEO212 > TMZ (up to 3x greater)

**Excretion:** hepatic metabolism, not renal.

**Bioavailability:** NEO212 (100%) = TMZ (100%).

25

# Pediatric Brain Cancer

## The Need

**#1** Brain Tumors are the Leading Cause of Cancer-Related Death Among Children.

**4,170** Primary Pediatric Brain Tumors Diagnosed Last Year

**40%** **Pediatric High-Grade Gliomas** (pHGGS) are responsible for 40% of all child brain tumor deaths and is the most common solid brain tumor.

## The Challenge

Radiation & chemotherapy for children with high-grade gliomas are:

- Complex
- Time consuming
- Prognosis remains poor

These challenges underscore the importance of developing effective therapies that are:

- Less invasive
- More tolerant for such populations

## Our Solution

- **NEO100:** our first therapeutic being developed for pediatric patients diagnosed with **pHGGS.**
- We believe our novel **intranasal delivery** makes a study in a pediatric population **easier** than other methods.
- In consultation with the FDA under **Orphan Drug & Fast-Track** status, we expect to collect data from clinical trials that demonstrates the **important therapeutic value of NEO100 for pHGGS.**

Source: National Brain Tumor Society estimated figures. Children = Ages 0-14

26

# Pediatric Indication Next Steps

NEONC TECHNOLOGIES HOLDINGS, INC.

### California Institute for Regenerative Medicine (CIRM) Application

- Recruit clinical sites for study to include:

USC University of Southern California

UCLA

Stanford

UC San Diego

UCSF University of California San Francisco

- Acquire pre-clinical support from USC Glioma Group – Glioma Stem Cells work.
- Submit CIRM application in June 2024 once pHGSS IND has been approved.

### Pediatric Neuro-oncology Consortium (PNOC) Enrollment

- IND filed.
- Apply for CIRM grant.
- Conduct clinical trial with PNOC.

PACIFIC PEDIATRIC NEURO-ONCOLOGY CONSORTIUM

### Rare Disease Application Planned Timeline

- Total number of patients for Rare Disease application study to be ~40 *(Exact number TBD by IND and FDA approval).*
- Submit application for Rare Disease status by December 2024.
- Obtain approval for Rare Disease application by January 2025.

27

# Future CNS Treatment Possibilities

NEONC TECHNOLOGIES HOLDINGS, INC.

Possibilities to Explore Following Commercial Launch of Our NEO100 & NEO212 for Brain Cancer

- Parkinson's
- Alzheimer's
- Bipolar Disorder
- Migraines
- Epilepsy
- Brain Metastases
- Autoimmune Disease
- Spinal Cord Injury

***By Enabling Greater Penetration of the BBB, We Believe our NEO Platform Can Turn Existing FDA-Approved Drugs into More Effective Treatments Across a Full Range of CNS Disorders***

28

# Future Growth Drivers

NEONC TECHNOLOGIES HOLDINGS, INC.

- **Commercial launch** of NEO100 and NEO212 following FDA market approval.
- **Advancement of NEO100** pediatric indication.
- **Clinical trials & FDA approval** of other POH-based compounds in our product pipeline.
- **Currently developing several additional proprietary chemotherapy agents** that have demonstrated positive effects in laboratory tests on other various types of cancers.
- **Treatments for other types of CNS diseases and disorders** based on our NEO platform technology.

**Potential Treatments for other CNS diseases** & Disorders Based on our NEO Platform Technology

**Parkinson's Disease Drug Market**

Global, USD Billions


$5.7B
$10.4B
6.2% CAGR
2021
2031

Source: Allied Research, September 2022

**Alzheimer's Therapeutics Market**

Global, USD Billions


$4.2B
$15.6B
16.2% CAGR
2022
2030

Source: Research and Markets, July 2022

**Epilepsy Therapeutics Market**

Global, USD Billions


$13.0B
$18.1B
3.5% CAGR
2021
2028

Source: Zion Market Research July 2022

29

# Senior Management Team

NEONC TECHNOLOGIES HOLDINGS, INC.

Our management team possesses significant experience in capital markets, with a track record of building shareholder value in clinical biotech companies.



### Amir F. Heshmatpour
*Executive Chairman*

25+ years' senior executive & board experience in business development, operations, finance and M&A.

Founder, chairman & managing director of AFH Holdings & Advisory, where he has led IPO transactions totaling $1 billion+ in value, and private funding and M&A transactions totaling $5 billion.

Previously, served as chairman and CEO of Metrophone Telecommunications, which he founded in 1994. Spearheaded growth for over a decade, leading 17 acquisitions and growing annual revenues to $100+ million.

Founding partner of H&H Funding, a private equity firm in Malibu, California.

Has continued to serve on the board of UCLA Anderson School of Management over the past 12 years. Undergraduate studies, Penn State Univ.

Board member of the Make-A-Wish Foundation for Central Coast & Southern Central Valley California.



### Thomas Chen, MD, Ph.D.
*Founder, CEO & CSO*

30+ years' medical & clinical research experience.

Founded and operates clinical practice in both surgical neuro-oncology and spine surgery.

Heads research laboratory focused on glioma biology.

Board-certified neurosurgeon and director of Surgical Neuro-Oncology at Univ. of Southern California (USC).

USC tenured Professor of Neurosurgery & Pathology. 148+ published, peer reviewed clinical studies.

Graduated summa cum laude, Univ. of Illinois at Urbana-Champaign, with Bronze Tablet honors.

Neurosurgery training at USC. Earned Ph.D. in pathobiology from USC, focused on the role of immunotherapy in malignant brain tumors.



### Patrick Walters, CPA
*Chief Operating Officer*

30+ years of experience in finance, accounting, and operations.

President of Group1, advising SMBs in need of infrastructure and financial restructuring.

Previously, served as EVP Finance for Modern Luxury and was instrumental in increasing the valuation of the company from $54M to $235M.

Clients have included a Forbes 400 family office; a financial institution; an entertainment company; and a production company.

Earlier served as SVP, Operations, Worldwide Marketing for Sony Pictures.

Began career at Deloitte & Co. as a CPA.

Chairman of the board of First Entertainment Credit Union with assets of $1.2 billion.



### Keithly A. Garnett
*Chief Financial Officer*

25+ years in corporate finance, accounting and advisory services.

17 years at Ernst & Young's (EY) Transaction Advisory Services group. Advised Fortune 500 and middle market clients on various transactions for financial reporting, tax planning and strategic planning.

Served as West Region Markets Financial Advisor at EY, responsible for leading the firm's annual strategic and financial planning process across seven industry sectors.

Earlier worked at Sycamore Valuation, a valuation and accounting advisory firm serving global clients. Specialized in valuation, business modeling and corporate planning / strategy.

MBA in Corporate Financial Management and BS in Management, University at Buffalo.

30

# Board of Directors



**Amir F. Heshmatpour**
*Executive Chairman*



**Thomas Chen, MD, PhD**
*Founder, CEO & CSO*

## Independent Director Nominees



### Dr. Iyabo Tinubu-Karch

26+ years of healthcare leadership and senior executive experience. #58 Forbes **Top 100 Healthcare Leaders** in Middle East 2023.

**CEO of Sidra Medicine**, 400-bed women's & children's hospital and research center in Qatar.

Founder & CEO, 6M Geriatrics & Hospital Medicine: telehealth & primary care for older adults.

Certified in health IT. Led international programs for technology in medicine.

Board appointments & memberships at leading colleges & societies in U.S.: Swedish Medical Center, Dept. of Veterans Affairs; VA Healthcare Systems, Clinical instructor at Univ. of Washington (UW) School of Public Health.

Masters in Health Administration



### Richard Nanula

Highly accomplished senior executive and business advisor with 35+ years' experience in corporate development, finance and M&A.

Currently, executive chairman of Lucy Scientific, leader psychotropics-based medicines. Previously, principal of Colony Capital, leading strategic acquisitions, including purchase of First Republic Bank for $1.5B and Miramax Films for $650M.

Earlier, served as EVP of Finance & Strategy and CEO of Amgen, executing acquisitions totaling $18B and implementing funding initiatives.

As president & COO of **Starwood Hotels & Resorts,** spearheaded integration of multiple companies, creating world's largest hospitality enterprise valued at $20B.

Served as **EVP & CFO of Walt Disney Company**, leading financing & transformative acquisitions, and driving revenues from $2B to $20B+ and market cap from $3B to $40B+.

Served on boards of Boeing Corporation and Starwood Hotels & Resorts Worldwide.

MBA, Harvard Business School.



### Dr. Victoria Medvec

20+ years as CEO of Medvec & Associates, advisory firm servicing more than a third of Fortune 100. Advising on regulatory negotiations, partnerships and global market access. Clients have included **Amgen, Sanofi, Astra Zeneca, Bristol Myers Squibb, Pfizer and Gilead.**

Founding member of Extraordinary Women on Boards. Frequent speaker and author of best-selling book, *"Negotiate Without Fear*.

Accomplished public & private board director, specializing in mergers and acquisitions, customer growth, revenue maximization, supply chain, human capital, and risk management. Applying expertise in negotiations and decision-making to drive revenue expansion.

**Award-winning professor** at Northwestern University Kellogg School of Management. Research published in top journals and highlighted in WSJ, NY Times, Washington Post, Today Show.

Ph.D. Psychology, Cornell University.



### Bader Al Monawer

More than a decade of experience in venture capital, investment banking, and business consulting and development.

Currently serves as managing partner of Arabian Group, overseeing venture capital investments. Previously founded the VC fund, Oasis Capital, investing in numerous startups, many of which have grown into multibillion-dollar corporations.

Extensive background in investment banking and consulting at **McKinsey & Company, Citigroup's M&A advisory, Wafra's** Alternative Investments Division, and the **World Bank**.

MBA, Massachusetts Institute of Technology (MIT); awarded a merit-based fellowship in recognition of his outstanding academic excellence and professional achievements.

Master's degree in economics and financial policy, Cornell University, with Pi Alpha Alpha honors.

BSc, Industrial Engineering & Operations Research, Penn State University.

31

# Scientific Advisory Board

NEONC TECHNOLOGIES HOLDINGS, INC.

Our Scientific Advisory Board provides objective perspective and guidance in product development, clinical trials, regulatory compliance, and biotech commercialization strategies.



## Alan Chiang, MD, PhD. MBA, FICS

**Board-certified neurosurgeon**, focused on development of novel pharmacological and interventional treatments for cancer & CNS disorders and biomechanical studies on spine surgery.

Founder & chairman of NeuCen Biomedical and Orion Biotech.

Associate Professor of Neurosurgery at Taiwan Adventist Hospital and Chung Shan Hospital.

Expertise in brain tumor operation and minimally invasive spine surgery, and peer reviewer for several medical journals. Published 60+ articles in international journals.

International fellow of American Assoc. of Neurological Surgeons; member of N. American Spine Society; and International College of Surgery Fellow.

Ph.D. neuro-oncology, Kaohsiung Medical University; Free University of Berlin, Germany. Neurosurgical residency training at Klinikum Steglitz, FU Berlin. MBA, National Taiwan University.

NeuCen



## Axel H. Schönthal, PhD

**Associate Professor, Department of Molecular Microbiology & Immunology,** Keck School of Medicine at University of Southern California.

Research focused on novel agents and delivery methods for improving cancer therapeutic regimens, particularly for brain cancers.

Authored or coauthored 180 scholarly articles with an H-Index of 50.

Over past 10 years, engaged in grant reviews for **The Qatar National Research Fund**. Includes applications for Undergraduate Research Experience Program that engages students in research projects under the guidance of academic and business mentors.

PhD, University of Karlsruhe, Germany. Postdoc in molecular & cellular cancer biology at USC, San Diego.

USC University of Southern California



## Dr. Iyabo Tinubu-Karch

**26+ years of healthcare leadership and senior executive experience.** #58 Forbes Top 100 Healthcare Leaders in Middle East 2023.

CEO of Sidra Medicine, 400-bed women's & children's hospital and research center in Qatar.

Founder & CEO, 6M Geriatrics & Hospital Medicine: telehealth & primary care for older adults.

Certified in health IT. Led international programs for technology in medicine.

Board appointments & memberships at leading colleges & societies in U.S.: Swedish Medical Center, Dept. of Veterans Affairs; VA Healthcare Systems, Clinical instructor at Univ. of Washington (UW) School of Public Health.

Masters in Health Administration, University of Washington.

سدرة للطب Sidra Medicine



## Dr. David M. Peereboom

**Medical oncologist specializing in the management of brain tumors, with an active practice at the Cleveland Clinic.**

Specialty interests in neuro-oncology and experimental therapeutics.

Prominent member of the Society of Neuro-Oncology.

Has been involved in some of the initial oral POH studies.

Board certified in Internal Medicine, and in practice for more than 20 years.

Received M.D. from Virginia Commonwealth University School of Medicine.

Cleveland Clinic



## Dr. Daniel Levin

**Former president of Norac Pharma and Alkem Laboratories API.**

Currently a pharmaceutical API R&D and manufacturing consultant.

Extensive experience in pharmaceutical process R&D and manufacturing in Europe, Canada, the United States and India, working with ICI, AstraZeneca, Avecia, Torcan Chemical, Piramal Healthcare, Alkem Laboratories, and Norac Pharma.

Guided design, development, manufacturing, and testing of NeOnc API targets.

Part-time counselor and shift supervisor with Didi Hirsch Mental Health Services.

NORAC PHARMA



## Dr. Steven L Giannotta

**Chair of Neurological Surgery at USC since 1980.**

Research primarily centers around cerebral blood flow and protecting the brain from ischemia.

Specializes in surgical strategies for cranial base lesions, including acoustic neuromas. Has surgically removed 400+ acoustic neuromas.

Treated 1,000+ intracranial aneurysms and developed a comprehensive approach to cerebrovascular conditions, employing techniques such as microsurgical clip ligation, coil embolization, and stereotactic radiosurgery.

Medical degree and residency at the University of Michigan.

Keck School of Medicine of USC

32

# Key Takeaways

- **Proprietary Technology Platform**
  - Potentially non-invasive drug delivery to the brain.
  - Bioconjugate platform for new chemical entities.
- **Patented biotech breakthroughs** demonstrated by numerous peer-reviewed clinical studies.
- **Largest USC IP license of biotech-related patents** for development & commercialization of chemotherapies related to brain & CNS diseases.
- **First three therapeutic drug candidates advanced to Phase I & II clinical trials.**
- **Management team** with significant experience in capital markets and track record of building shareholder value in clinical biotech companies.
- **Multi-billion-dollar high growth global markets** and great unmet medical need support successful commercial launch.
- **$75M** Nasdaq Global Market IPO.

Nasdaq

NEONC TECHNOLOGIES HOLDINGS, INC.



33

# Contact Us

## Company Contact

NeOnc Technologies Holdings, Inc.
Two Dole Drive
Westlake Village, CA 91362
Tel +1 (310) 663-7831
Info@neonctech.com
www.neontech.com

## Media Contact

Tim Randall
CMA Media Relations
NeOnc@cma.team
Tel +1 (949) 472-7566

## Investor Contact

Ron Both or Grant Stude
CMA Investor Relations
NeOnc@cma.team
Tel +1 (949) 472-7566


NEO100

NEONC
TECHNOLOGIES HOLDINGS, INC.

THE FUTURE OF DRUG DELIVERY

34